UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2018 (August 17, 2018)

DISH NETWORK CORPORATION

(Exact name of registrant as specified in its charter)

NEVADA	0-26176	88-0336997
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

9601 S. MERIDIAN BLVD.
ENGLEWOOD, COLORADO	80112
(Address of principal executive offices)	(Zip Code)

(303) 723-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2018, the Board of Directors and the Compensation Committee (the “Committee”) of the Board of Directors of DISH Network Corporation (“DISH”) approved a long-term, performance-based stock incentive plan (the “2019 LTIP”) under DISH’s 2009 Stock Incentive Plan. The purpose of the 2019 LTIP is to promote DISH’s interests and the interests of DISH’s stockholders by providing key employees with financial rewards through equity participation upon achievement of certain specified long-term business objectives. The employees eligible to participate in the 2019 LTIP generally include DISH’s executive officers, senior vice presidents, vice presidents and director-level employees. Employees participating in the 2019 LTIP are expected to receive a one-time award of an option (“option”) to purchase a specified number of shares of Class A common stock of DISH with an exercise price per share equal to the closing price of the Class A common stock of DISH on the date of grant or the last trading day prior to the date of grant (if the date of grant is not a trading day). Awards will initially be granted under the 2019 LTIP as of October 1, 2018. The options under the 2019 LTIP will vest based upon DISH’s achievement prior to December 31, 2023 of certain performance criteria determined by the Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DS

DISH NETWORK CORPORATION
Date: August 23, 2018	By:	/s/Timothy A. Messner
Timothy A. Messner Executive Vice President and General Counsel